Exhibit 10.1

AMENDMENT NO. 3 TO THE SECOND AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

STRATEGIC STORAGE OPERATING PARTNERSHIP II, L.P.

In accordance with Article 11 of the Second Amended and Restated Limited Partnership Agreement dated November 3, 2014 (the “Partnership Agreement”) of Strategic Storage Operating Partnership II, L.P. (the “Partnership”), the Partnership Agreement is hereby amended by this Amendment No. 3 thereto (this “Amendment”) to revise certain definitions in connection with the incentive provisions in Section 5.2 of the Partnership Agreement.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Partnership Agreement.

WHEREAS, the Partnership Agreement has previously been amended by Amendment No. 1 dated November 3, 2014 (“Amendment No. 1”), which established a series of up to 2,600,000 Preferred Units of the Partnership, and Amendment No. 2 dated September 28, 2015 (“Amendment No. 2”), which implemented certain changes in share classification for Strategic Storage Trust II, Inc. (the “General Partner”);

WHEREAS, Sections 5.2(c) and 5.2(e) of the Partnership Agreement provide for incentive distributions payable to the Special Limited Partner under certain circumstances which were intended to be equivalent to the Net Sale Proceeds payable to the Special Limited Partner pursuant to Section 5.2(b) of the Partnership Agreement;

WHEREAS, the calculation of the Subordinated Incentive Listing Distribution and Subordinated Distribution Due Upon Extraordinary Transaction do not currently operate in a manner consistent with the calculation of Net Sale Proceeds;

WHEREAS, the definition of Termination used in connection with Section 5.2(b) of the Partnership Agreement should be revised to include a non-renewal of the Advisory Agreement consistent with the disclosures contained in the Offering prospectus;

WHEREAS, the parties hereto desire to revise the definitions of Subordinated Distribution Due Upon Extraordinary Transaction, Subordinated Incentive Listing Distribution and Termination by entering into this Amendment.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.  Amendments to Defined Terms

The following definitions are hereby revised and restated defined terms in the	Partnership Agreement:

Subordinated Distribution Due Upon Extraordinary Transaction means 15% of the amount by which (i) the Transaction Amount (plus the amount payable pursuant to Section 5.2(e) hereof), plus the total of all Distributions paid to Common Stockholders (excluding any stock dividends and Distributions paid on REIT Shares redeemed by the General Partner) from the General Partner’s inception until the date that Transaction Amount is determined, exceeds (ii) the sum of (A) Invested Capital and (B) the total Distributions required to be paid to Common Stockholders in order to pay the Stockholders’ 6% Return from inception through the date Transaction Amount is determined.

Subordinated Incentive Listing Distribution means 15% of the amount by which (i) the Market Value (plus the amount payable pursuant to Section 5.2(c) hereof), plus the total of all Distributions paid to Common Stockholders (excluding any stock dividends and Distributions paid on REIT Shares redeemed by the General Partner) from the General Partner’s inception until the date that Market Value is determined, exceeds (ii) the sum of (A) Invested Capital and (B) the total Distributions required to be paid to Common Stockholders in order to pay the Stockholders’ 6% Return from inception through the date Market Value is determined.

Termination means the termination or non-renewal of the Advisory Agreement.

Section 2.  Continuation of Partnership Agreement

The Partnership Agreement, Amendment No. 1, Amendment No. 2 and this Amendment shall be read together and shall have the same force and effect as if the provisions of the Partnership Agreement, Amendment No. 1, Amendment No. 2 and this Amendment were contained in one document.  Any provisions of the Partnership Agreement not amended by Amendment No. 1, Amendment No. 2 or this Amendment shall remain in full force and effect as provided in the Partnership Agreement immediately prior to the date hereof.  In the event of a conflict between the provisions of this Amendment and the Partnership Agreement, Amendment No. 1 and Amendment No. 2, the provisions of this Amendment shall control.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Partnership Agreement as of the 20th day of September, 2018.

STRATEGIC STORAGE OPERATING PARTNERSHIP II, L.P.

By:	Strategic Storage Trust II, Inc., its sole general partner
By:	/s/ H. Michael Schwartz Name: H. Michael Schwartz Title: Chief Executive Officer

STRATEGIC STORAGE TRUST II, INC.

By:	/s/ H. Michael Schwartz Name: H. Michael Schwartz Title: Chief Executive Officer

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